Exhibit 5.1  Legal Opinion


                             THE LAW OFFICES OF
                             THOMAS C. COOK, LTD.
                        ATTORNEY AND COUNSELOR AT LAW
                        2921 N. TENAYA WAY, SUITE 234
                           LAS VEGAS, NEVADA 89128
                                (702) 952-8519
                              FAX (702) 952-8521



                                                            February 15, 2007


To: Board of Directors, Political Calls, Inc.

Re: Registration Statement of Form SB-2 (the "Registration Statement")


Gentlemen:

     We have acted as your counsel in connection with the proposed issue and sale by Political Calls, Inc., a Nevada corporation (the "Company") 612,000 shares of common stock and 150,000,000 common shares issuable upon conversion of Series A Convertible Preferred stock being held by selling stockholders, $0.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statement.

     In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that:

     1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

     2. The issue and sale of the Company Shares to be sold pursuant to the terms of the Registration Statement as filed with the Securities and Exchange Commission have been duly authorized and, upon the sale thereof in accordance with the terms and conditions of the Registration Statement be validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.


                                             Sincerely,

                                             /s/ Thomas C. Cook
                                            --------------------------
                                                 Thomas C. Cook, Esq.


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